UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                      FORM
                                       8-K
                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: December 30,1999


                          CENTENARY INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

Nevada                    000-23851                    86-0874841
(State  or  other  jurisdiction     (Commission  File  Number)     (IRS Employer
of  incorporation  or  organization)                              Identification
No.)

                      Reconquista 656, Third Floor, Suite B
                          Buenos Aires, Argentina 1003
                    (Address of principal executive offices)

                           54-11-4312-7075 (Argentina)
              (Registrant's telephone number, including area code)

            692 Madison Avenue, Third Floor, New York, NY      10021
                                (Former Address)


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Item  2  and  Item  5(a).          Acquisition  of  Disposition  of  Assets

     On December 30, 1999, Centenary International Corp. sold its wholly-owned subsidiary, Platafreight SA, a Uruguay company, for the amount of US
$1,300,000.00. The purchaser was Centenary Group, a Uruguay company. Platafreight is a freight forwarding services company. The purchase price was determined through negotiations between us and the buyer although no appraisal was done. The purchaser, Centenary Group, is one of our control persons. One of Centenary Group's control persons, Hector A. Patron-Costas, is one of our Directors, and our Chief Executive Officer and Chief Financial Officer.

     We used the proceeds of this sale to pay off $200,000 in debt to Centenary Group, $823,226 in debt to Centenary S.A. an Argentina company which is our wholly-owned subsidiary, and $260,366 to Centenary S.A., a Uruguay company which is also an affiliate of Mr. Patron-Costas. The balance of $16,408 is carried as a credit of ours on the books of Centenary S.A., a Uruguay.

Item  5(b).     Other  Events.

     On February 7, 2000, John H. Tonelli resigned his position as our president, and Jason B. Miller resigned his position as our as vice president

Item  7.     Financial  Statements  and  Exhibits

(1)     Financial  Statements

None.

(2)     Exhibits

None.



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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

     Centenary  International  Corp.


February  21,  2000                         By:  /s/  Hector A. Patron Costas
                                                 Hector  A.  Patron  Costas
                                                 Director,  Chairman,  Secretary,
                                                 and  Chief  Financial  Officer


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